Exhibit 10(e)

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

      THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of the 10th day of December, 2007 between Rex Radio and Television, Inc., an Ohio corporation (the “Corporation”), and David L. Bearden (the “Employee”).

Recitals

      A.      The Corporation and the Employee entered into an Employment Agreement dated October 11, 2005 (the “Agreement”).

      B.      The Corporation and the Employee desire to amend the terms and conditions of the Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as enacted.

      NOW, THEREFORE, the Corporation and the Employee hereby amend the Agreement as follows:

1.     Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

2.     Amendment to Section 4.3. The third paragraph of Section 4.3 of the Agreement is hereby amended and supplemented by adding the following sentences at the end thereof:

“If the Change of Ownership Award is triggered by a sale which constitutes “a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), then the Award shall be paid within ninety (90) days following the sale. If the Change of Ownership Award is triggered by a sale which does not constitute “a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A, then the Award shall be paid within ninety (90) days following Employee’s “separation from service” (within the meaning of Section 409A) with the Corporation. Notwithstanding the foregoing, if at the time of separation from service Employee is a “specified employee” within the meaning of Section 409A, then payment of the Award shall not be made before the date which is six (6) months after the date on which separation from service occurred.”

3.     Amendment to Section 6.2. Section 6.2 of the Agreement is hereby amended and supplemented by adding the following sentences at the end thereof:

“Employee shall be paid his compensation due under this Section in equal monthly installments on the last day of each month (or otherwise in accordance with the Corporation’s established payroll policies) commencing on the last day of the month in which the separation from service occurs. Notwithstanding the foregoing, if at the time of separation from service Employee is a “specified employee” within the meaning of Section 409A, then the payments otherwise due Employee during the first six months after separation from service shall be paid in a lump sum on the first day of the seventh month following separation, unless the Corporation, in its sole discretion, determines that the payments otherwise payable during the first six months following separation will not constitute a deferral of compensation under the exception for separation pay due to involuntary separation from service or participation in a window program set forth in Income Tax Regulation Section 1.409A -1(a)(9)(ii).”

4.     Amendment to Section 6.4. Section 6.4 of the Agreement is hereby amended and supplemented by adding the following sentences at the end thereof:

“The Award shall be paid within ninety (90) days following the sale. Notwithstanding the foregoing, if at the time of separation from service Employee is a “specified employee” within the meaning of Section 409A, then payment of the Award shall not be made before the date which is six (6) months after the date on which separation from service occurred.”

5.     Effectiveness. This Amendment shall be effective as of the date first written above. Except as specifically amended by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

6.     Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

REX RADIO AND TELEVISION, INC.

By:	/s/ Stuart A. Rose
Stuart A. Rose
Chief Executive Officer

EMPLOYEE

/s/ David L. Bearden
David L. Bearden